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                          EXHIBIT 10.17

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              MARINE MANAGEMENT SERVICES AGREEMENT

     THIS AGREEMENT, made as of the 28TH day of OCTOBER, 1996, by and between Showboat Marina Casino Partnership, an Indiana
Partnership ("Owner"), and Riverboat Services, Inc., an Indiana corporation ("Manager");

                      W I T N E S S E T H :

      WHEREAS, Owner owns or will own a riverboat gaming vessel, which will include a casino; and

      WHEREAS, Owner proposes to operate the Vessel in East Chicago, Indiana pursuant to the Indiana Riverboat Gaming Act, Title 4, Article 33, ET. SEQ. of the Indiana Code and on such other rivers and waterways permitted by the Act or as may be required for maintenance of the Vessel or for other purposes; and

      WHEREAS, Manager has experience in the performance and operations of marine management services for similar types of vessels; and

      WHEREAS, Owner is desirous of utilizing the services and experience of Manager in connection with the non-gaming-related operations of the Vessel, and Manager desires to render such services, all upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Owner and Manager agree as follows:

                            ARTICLE I

                           DEFINITIONS

     1.01 DEFINITIONS. As used herein, the following terms shall have the respective meanings indicated below:

     ACT.  The term "Act" shall mean the Indiana Riverboat Gaming
Act, Title 4, Article 33, ET. SEQ. of the Indiana Code, including the amendments thereto and regulations promulgated thereunder.

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      BUDGET.   The  term "Budget" shall mean, collectively,  the
Initial Operating Budget and all Operating Budgets.

      CORE MARITIME STAFF. The term "Core Maritime Staff" shall have the meaning set forth in Section 3.04.2.

      COMPLEX. The term "Complex" shall mean the Vessel and all shoreside facilities relating to the Vessel.

      EXECUTIVE STAFF.  The term "Executive Staff" shall mean the
Vessel Master, Mate, Chief Engineer, First Assistant, and any other executives of the Vessel as designated by the Manager.

      GAMING AUTHORITIES. The term "Gaming Authorities" shall mean any gaming regulatory authorities in the State of Indiana authorized under the Act, including but not limited to the Indiana Gaming Commission.

      GROSS MARITIME PAYROLL. The term "Gross Maritime Payroll" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any Executive Staff or Service Employee together with all fringe benefits payable to, or accrued for the benefit of such Executive Staff or Service Employee, including employer's contributions required pursuant to any Legal Requirements, or other employment taxes, pension fund contributions, group life and accident and health insurance premiums, and profit sharing, retirement, disability and other similar benefits.

      IMPOSITIONS. The term "Impositions" shall mean all taxes, assessments, water, sewer or other similar rents, rates and charges, levies, license fees, permit fees, inspection fees and other authorization fees and charges, which at any time may be assessed, levied, confirmed or imposed on the Vessel or the operation thereof.

      INITIAL  OPERATING  BUDGET.  The  term  "Initial  Operating
Budget" shall mean the Operating Budget established for the initial Operating Year, which begins with the Opening Date and ends on December 31 of the same year.

      INITIAL  TERM.   The  term "Initial Term"  shall  have  the
meaning set forth in Section 2.01.

      LEGAL REQUIREMENTS. The term "Legal Requirements" shall mean all public laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and government authorities, which now or hereafter may be applicable to the gaming activities conducted on the Vessel, including without limitation, the Act and those relating to safety, environmental and health.

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      MANAGEMENT FEE.  The term "Management Fee" shall  have  the meaning set forth in Section 6.01.

      MANAGER.  The term "Manager" shall mean Riverboat Services,
Inc., or the successor to Manager's interest pursuant to this Agreement.

       MAJOR CAPITAL IMPROVEMENTS. The term "Major Capital Improvements" shall mean any program of capital improvements, renovation or refurbishing involving an addition to the Vessel, or renovation or refurbishing designed to substantially upgrade or change the nature or image of the Vessel (as opposed to a renovation or refurbishing which takes place as part of the normal or cyclical upkeep of the Vessel). Major Capital Improvements will be undertaken only at the request of Owner.

     MARITIME STAFF.  The term "Maritime Staff" shall include the
Executive  Staff and the Service Employees employed by  Riverboat
Services, Inc.

      MARITIME SUPPLIES. The term "Maritime Supplies" shall mean all maritime material, equipment and supplies purchased in connection with the operation or maintenance of the Vessel during the Operating Period, including but not limited to fuel, engine room items, paint, etc.

      OPERATING BUDGET. The Term "Operating budget" shall mean the budget established for marine operations. Such budget shall be established annually as set forth herein and become effective on January 1 of each Operating Year during the term of this Agreement.

      OPERATING EQUIPMENT. The term "Operating Equipment" shall mean all non-consumable and non-casino related equipment used in, or held in storage for use in (or if the context so dictates, required in connection with), the maritime operation of the Vessel.

      OPERATING PERIOD. The term "Operating Period" shall mean the period beginning with the date the Vessel is staffed with a Maritime Staff and ending upon the expiration or termination of this Agreement.

      OPERATING SUPPLIES. The term "Operating Supplies" shall mean consumable items used in, or held in storage for use in (or if the context so dictates, required in connection with), the maritime operation of the Vessel, including fuel, cleaning material and other items with respect to the Vessel.

     OPERATING YEARS. The "Operating Years" shall coincide with, and be identical with the calendar years, except that the first Operating Year shall be a partial year beginning 90 days prior to the Opening Date and ending on the following December 31, and if

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this Agreement shall be terminated effective on a date other than
December 31 in any year, then the partial year from January 1 of the year in which such termination occurs to such effective date of termination shall be treated as an Operating Year; references to "full Operating Years" shall mean those Operating Years which are co-extensive with full calendar years and shall exclude any partial Operating Year at the beginning or the end of the term of this Agreement.

      OWNER.   The  term "Owner" shall mean the  Showboat  Marina
Casino Partnership an Indiana partnership, or the successor to Owner's interest pursuant to this Agreement.

      RENEWAL  TERM.   The  term "Renewal Term"  shall  have  the
meaning set forth in Section 2.02.

      SERVICE EMPLOYEES. The term "Service Employees" shall mean maritime service employees including deckhands and assistants to the Executive Staff, but excluding dockside, casino, food, beverage and gift shop personnel.

      VESSEL.   The  term "Vessel" shall mean the  gaming  vessel
owned by Owner for the purpose of and licensed to conduct casino gaming pursuant to the Act in East Chicago, Indiana.

       1.02 REFERENCES. Except as otherwise specifically indicated, all references to Article, Section and Subsection numbers refer to Articles, Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The terms "include" and "including" shall each be construed as if followed by the phrase "without being limited to". Unless expressly stated to the contrary, reference to any
Section includes the following Subsections thereof.

                           ARTICLE II

                      TERM - RENEWAL TERMS

      2.01 THE TERM. The Initial Term of this Agreement shall begin upon the date the Vessel is staffed with the Maritime Staff and shall expire three (3) years from said date, subject to Manager's renewal options under Section 2.02, or earlier termination as provided hereafter.

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      2.02.      RENEWAL TERMS.  Owner shall have  the  right  to
extend the term of this Agreement for three successive periods of three (3) years each, (the "Renewal Term") upon the same terms and conditions as are herein contained. Owner may exercise its rights of renewal by written notice to Manager given, with respect  to  the first Renewal Term, not later than  ninety  (90)
days  prior  to the end of each prior Renewal Term.   The  phrase
"term of this Agreement", as used herein, shall mean the Initial Term and any Renewal Term then in effect under this Section 2.02.

                           ARTICLE III

                        VESSEL OPERATION

      3.01 MANAGER'S AUTHORITY AND RESPONSIBILITY. Manager shall have the exclusive right and obligation to manage and operate the marine aspects of the Vessel pursuant to the terms of this
Agreement, and Manager agrees that it shall establish internal controls and administrative procedures in order to manage and operate the Vessel as a first-class riverboat gaming vessel in full compliance with all state and federal laws, including, but not limited to, U.S. Coast Guard laws and regulations, taking into account the size, location and character of the Vessel. In connection therewith, Manager shall have the authority and responsibility to (i) determine operating policy, standards of operation, quality of service and maintenance requirements of the Vessel; (ii) employ, train and supervise all Maritime Staff and
(iii) supervise and direct the purchases of all Maritime Supplies. Owner agrees that it will cooperate reasonably with Manager to permit and assist Manager in carrying out its duties hereunder. The marine aspects of the Vessel shall include the navigation, propulsion, steering, maintenance of hull, superstructure and operating systems and docking means and methods. In no event shall Manager have any authority or responsibility for the casino gaming aspects of the Vessel which means the casino, dockside, food and beverage services, and retail gift shop.

     3.02 GENERAL OPERATIONS. Based upon Manager's experience in operating vessels, Manager will establish internal controls and administrative procedures sufficient to ensure that the Vessel will be operated in accordance with the appropriate standards. In this regard, Manager will:

     (i)establish screening, employment, training and supervisory procedures with respect to the Maritime Staff to ensure that  the
Vessel   is  operated  in  accordance  with  generally   accepted
standards of the riverboat gaming industry;

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       (ii)  maintain  the  Vessel  and  all  maritime  equipment contained therein in good order and repair;

      (iii) establish   procedures  to   make  certain  that  all
material aspects of the maritime operation are conducted in an orderly, controlled and secure manner;

      (iv) ensure that the Vessel is adequately staffed and that all Maritime Staff are properly trained and licensed, prior to their employment as Maritime Staff and at all times during their employment as such; and

      (v) direct all Maritime Purchases to assure the proper maintenance of the Vessel.

      3.03 COMPLIANCE WITH ACT. Throughout the Operating Period, Manager shall be responsible for ensuring that the marine aspects of the Vessel are operated in accordance with the requirements set forth in the Act and all other applicable Legal Requirements that are supplied in writing to the Manager by the Operator or its agent. Manager shall not be deemed to have knowledge of, nor obligated to comply with, any requirements of any law (except U.S. Coast Guard rules and regulations) which are not supplied to him in writing by Owner. Manager and Owner agree that they will cooperate with each other in order to ensure compliance with the Act and with any and all directives of the Gaming Authorities and the United States Coast Guard. In the event that Manager or Owner become aware of any grounds for non-compliance under the Act or receive notice from the Gaming Authorities regarding same, such party agrees to promptly notify the other party hereto, and Manager and Owner agree to cooperate fully in order to rectify such non-compliance. Manager shall not be responsible for the project's compliance with any requirements of the Act relating exclusively to the operation of the casino gaming aspects of the Vessel.

     3.04 PERSONNEL.

     3.04.1 GENERAL. Manager shall employ, discharge, promote and supervise the Executive Staff of the Vessel, and shall supervise, through said Executive Staff, the hiring, discharging, promotion and work of all Service Employees. All members of the Maritime Staff shall be properly qualified for their positions, and the compensation payable to the Maritime Staff shall be comparable to the compensation paid to the maritime employees of other comparable vessels, taking into account the location, size and character of the Vessel, it being understood that the Vessel will at no time be placed at a competitive disadvantage with respect to the employing and maintaining of its Maritime Staff.

      3.04.2 CORE STAFFING OF VESSEL. The entire Executive Staff and a contingent of the Service Employees will be permanently assigned to the Vessel and shall be known as the "Core Maritime

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Staff."   During  the term of this Agreement, Manager  shall  not
unreasonably assign any member of the Core Maritime Staff to any other vessel.

      3.04.3 MARITIME STAFF UNIFORMS AND APPAREL. Owner will design and provide all Maritime Staff uniforms and other apparel. In order to assure that the uniform design does not hinder the Maritime Staff's performance of duties, the Manager shall approve the design of uniforms to be worn by all the Maritime Staff.

      3.04.4    MANAGER AS EMPLOYER.  All Maritime Staff  of  the
Vessel   shall  be  employees  of  Manager.   Manager  shall   be
responsible  for  the  accounting for and payment  of  all  Gross
Maritime Payroll to such employees.

      3.04.5 LABOR RELATIONS. Manager shall have the sole discretion and authority to enter into negotiations, and approve any agreements, with any labor union representing Maritime Staff, or concerning any labor contract or collective bargaining agreement. To the extent that any Maritime Staff are included in or covered by any pension and/or retirement, disability, health, welfare or other benefit plans pursuant to a collective bargaining agreement or labor contract, Manager, as the employer of such employees, shall be solely responsible for the administration of any plan contributions and/or other obligations or liabilities arising thereunder, provided, however that Manager shall be reimbursed for said contributions, as provided hereinafter.

     3.05 SAFETY PROGRAM.  Manager will institute a comprehensive
safety  program  covering all aspects of Vessel operations.   The
safety program will require that Manager:

     (a)   prepare comprehensive manuals containing policies  and
     procedures   and   addressing  safety  aspects   of   Vessel
     operations;

     (b)   provide  Owner  and U.S. Coast  Guard  with  a  Ship's
     Station  Bill  and post same in accordance with  U.S.  Coast
     Guard requirements;

     (c) conduct safety meetings involving all Maritime Staff on a regular basis not less than once per month;

     (d) ensure that all Maritime Staff are properly trained in fire-fighting and rescue techniques, and conduct fire and rescue drills as required by the United States Coast Guard in the State of Indiana;

     (e) ensure that all Maritime Staff are adequately trained in first aid treatment, including CPR;

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     (f)   design  and  implement  a comprehensive  drug  policy,
     including random and post-accident testing to conform with Department of Transportation guidelines;

     (g) maintain written records of all employee safety training and safety meeting, to be included in the ship's log; and

     (h)    provide  appropriate  safety  instruction   for   all
     employees of Owner and Manager aboard the Vessel.

     3.06 ADDITIONAL RESPONSIBILITIES OF MANAGER.  Manager shall,
     as   agent   of  Owner,  perform  the  following  additional
     services, for the marine aspects of the Vessel during the Operating Period:

     (a) advise Owner relative to contracts for the furnishing of utilities and maintenance and other service to the Vessel as shall be reasonably necessary for the proper marine operation and maintenance thereof;

     (b)    make   maritime   repairs,  decorations,   revisions,
     alterations and improvements to the Vessel as shall be reasonably necessary for the proper maintenance thereof in good order, condition and repair;

     (c)    Purchase  such  Operating  Equipment  and   Operating
     Supplies as shall be reasonably necessary for the proper maritime operation of the Vessel;

     (d) apply for, and use its best efforts to obtain and maintain, all licenses and permits required of the Owner or Manager in connection with the operation and management of the Vessel (other than gaming related licenses); Owner agrees to execute and deliver any and all applications and other documents as shall be reasonably required and to otherwise cooperate, in all reasonable respects, with
     Manager in applying for, obtaining and maintaining such licenses and permits;

     (e) use its best efforts to do, or cause to be done, all such acts and things in and about the Vessel as shall be reasonably necessary to comply with all Legal Requirements and the terms of all insurance policies, and to discharge any lien, encumbrance or charge on or with respect to the Vessel and the operation thereof when such lien, encumbrance or charge on or with respect to the vessel has been incurred directly as a result of the conduct of the Manager.

      3.07 PURCHASING OF GOODS AND SERVICES. Manager shall make all purchases, and on behalf of Owner, enter into all Agreements and Service Contracts, with regard to the Vessel. The obligation for the payment for all such purchases, agreements and service

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contracts  shall  be  exclusively that  of  Owner  even  if  such
purchase  is  at  the  direction of  the  Manager.   Furthermore,
Manager shall receive as compensation fifteen percent (15%) of the gross cost of all Maritime Purchases as provided in Section 6.02.

      3.08 REIMBURSEMENTS TO MANAGER. In addition to the Management Fee provided for in Article VI, Manager shall be entitled to be reimbursed for the following costs and expenses incurred in rendering services to the Vessel within thirty (30) days of providing Owner with an invoice therefor:

     (a)   the  Gross  Maritime Payroll paid by  Manager  and  in
     furtherance   of  Manager's  responsibilities   and   duties
     hereunder.

     (b) expenses paid by Manager to all independent marine service entities rendering marine services to the Vessel.

     (c) reasonable expenses of all officers and employees of Manager incurred in performing its duties hereunder in connection with any phase of the operation of the Vessel.

     (d) expenses paid by Manager for employee training by independent third party trainers, necessary to comply with applicable laws.

     (e) Manager's expenditures of less than $5,000 which are necessitated by an emergency.

     3.09 ADVANCES BY OWNER. Notwithstanding the requirements of Paragraph 3.08, regarding reimbursement to Manager, at Manager's request, Owner shall advance to Manager a sum necessary to cover the Gross Maritime Payroll for any pay period (not to be longer than sixteen (16) days). In such event, Manager shall present Owner with a properly documented invoice for said advance on or before fifteen (15) days prior to the date on which Manager must disburse the subject payroll and Owner shall advance the payroll to Manager on or before three (3) days before it is due to be disbursed by Manager.

      3.10  DISPUTES  BETWEEN  THE PARTIES.   Shipboard  disputes
between the parties affecting the operation of the Vessel shall be referred to the Master of the Vessel whose decision shall be binding upon the parties for the duration of his shift.

     3.11 The Master of the Vessel shall make all final decisions regarding the safety of the Vessel and its operations including the determination of adverse weather conditions which prevent the Vessel from cruising.

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                           ARTICLE IV

                             BUDGET

      4.01 INITIAL OPERATING BUDGETS. The Initial Operating Budget (covering the initial Operating Year) will be submitted by Manager for Owner's approval within ten (10) days of execution of this Agreement. By execution of this Agreement, the Initial Operating Budget are hereby approved by Owner and accepted by Manager.

      4.02 OPERATING BUDGETS. Beginning with the first full Operating Year and continuing throughout the term of this Agreement, Manager shall submit a proposed Operating Budget to Owner for Owner's approval. The Operating Budget for a given Operating Year shall be submitted to Owner no later than December 1st of the preceding Operating Year.

      4.03 APPROVAL OF BUDGETS. Owner shall not unreasonably withhold approval of any proposed Budget submitted to it by Manager, and Owner shall use its best efforts to approve the proposed budget by December 1st of the preceding Operating Year. Subject to the foregoing, Owner's decision regarding the approval or disapproval of all Budgets, in total or by line item, is final and binding upon Manager.

      4.04 BUDGET DEVIATIONS. Manager shall use its best efforts to comply with the Budget. Manager shall attempt to obtain Owner's approval for all expenditures in excess of the approved Budget amounts on a line item category or total basis. Manager may reallocate budgeted amounts among line items with Owner's prior approval. Manager may recommend a revision of any Budget item to Owner and Owner will not unreasonably withhold approval for such revision. Any Budget revision sought by Manager must be recommended to Owner at least thirty (30) days prior to the date Manager desires the revision to be effective. However, should an unanticipated or emergency expense arise, Manager may recommend a Budget revision to Owner upon less than thirty (30) days notice. Owner may revise any Budget as and when it deems such revision necessary.

       4.05 COMPONENTS OF OPERATING BUDGETS. The Operating Budget(s) shall include Manager's estimate of all expenses necessary to maintain and operate the Vessel, including Gross Maritime Payroll, Operating Equipment, Operating Supplies and Major Capital Replacements. The Operating Budget shall be presented in a detailed, line item form, and where applicable, shall show the preceding year's actual costs, in line item detail.

                            ARTICLE V

                           INSURANCE

      5.01 POLICIES AND COVERAGE.

      5.01.1 Owner shall obtain insurance, including Jones Act coverage, in the minimum amount of not less than Five Million Dollars ($5,000,000), for the acts, omissions and injuries to persons or property caused in whole or in part by the Maritime Staff and/or Manager, its agents or employees. Manager shall be named as an additional insured on the foregoing policies.

      5.01.01 Owner shall procure at its own cost and expense, including the cost of all deductibles, and continuously maintain in force the following insurance coverages:

     (a) Worker's Compensation Insurance covering all of the agents, servants and employees of Owner and for all Maritime Staff for all compensation and other benefits required by applicable state and federal law or by governmental authority on account of injury, death, sickness or disease. Such insurance must include coverage for claims under the United States Longshoremen's and Harbor Worker's Act and be extended to cover operations anywhere the vessel operates;

     (b) Comprehensive General Liability Insurance, with minimum limits of $2,000,000 for any one accident and $2,000,000 for property damage, to include coverage for the services to be performed and for obligations and liabilities assumed and undertaken by Owner under this Agreement;

     (c) Full Form Protection and Indemnity Insurance on all vessels and floating equipment owned, chartered, operated, managed or otherwise used, possessed or controlled by Owner including the Vessel and all ancillary vessels used in connection with the operating of the Vessel. Such Protection and Indemnity Insurance shall be in the amount equal to the value of any vessels, but not less than $5,000,000 used by owner to perform services, and shall include liability for injury or death of the master and members of the crew, employees of Owner or of Manager, passengers and third-parties;

     (d) Hull and Machinery Insurance in an amount equal to the full value of each vessel and item of floating equipment owned, chartered, operated, managed or otherwise used, possessed or controlled by owner to perform services;

     (e) Collision Liability Insurance for damage to vessels as well as to fixed and floating objects shall be provided in an

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     amount equal to the actual value of the vessel but not  less than $5,000,000 each vessel.

      5.01.02 All such insurance shall be carried in a company or companies acceptable to Manager, and shall be maintained in full force and effect during the term of any work performed under the terms of this Agreement and work orders, invoices or statements issued pursuant hereto. Such insurance shall not be canceled, altered or amended without thirty (30) days prior written notice having been furnished to Manager.

     5.01.03 Owner will, at the commencement of this Agreement, furnish Manager a certificate evidencing all policies and endorsements required to be obtained by Owner under this Agreement, and, if requested by Manager, shall furnish certified copies of all such insurance policies. Owner further agrees that should Owner fail to comply with any or all of the terms of this Article, Owner will be liable to Manager as an insurer with the terms of said insurance to be equivalent to the terms that similar polices held by either Owner or Manager, and that this contractual liability of Owner shall be insured under the contractual liabilities coverage of its comprehensive general liability insurance required in this Article. Owner shall be liable for all deductible amounts on policies specified herein. Further, Manager shall be indemnified by Owner for any loss or payment by Manager due to Owner's failure to provide or maintain the insurance coverage required under this agreement.

      5.01.04 Each insurance policy required hereunder shall be endorsed to name Manager as additional assured with no obligation to pay premiums or deductibles, and each policy shall provide that its coverage is primary under any insurance that may be maintained by Manager. No "other insurance" or "as owner" or "other than as owner" provision shall be applicable to Manager, its affiliated and subsidiary companies or their underwriters by virtue of having been named an additional assured under the policies required hereunder, and this must and shall be specified in each such policy. The provisions of this section shall not, however, apply to Workers' Compensation Insurance required herein.

      5.01.05 Each insurance policy required hereunder shall provide for waivers of subrogation in favor of Manager, its affiliates and subsidiary companies, or any employee, agent or Owner of Manager and against any person, firm or corporation for whom Manager may be acting.

      5.02 WAIVER OF LIABILITY. Neither Manager nor Owner shall assert against the other, and do hereby waive with respect to each other, or against any other entity or person named as an additional insured on any policies carried under this Article V, any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, development, construction, completion, operation or maintenance of the Vessel, to the extent that the same are covered by the insurance required under this Article V. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 5.02, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

                           ARTICLE VI

                         MANAGEMENT FEE

      6.01 MANAGEMENT FEE COMPUTATION. In consideration of Manager's services during the Operating Period, Owner shall pay to Manager a one time payment of One Hundred Thousand Dollars ($100,000) plus a management fee (the "Management Fee") payable monthly, equal to fifteen percent (15%) of the Gross Maritime Payroll. Owner agrees to pay monthly the Management Fee within seven (7) days of the receipt of the invoice. If the Management Fee is not paid within seven days of receipt of the invoice therefore, interest on the unpaid amount shall accrue at the rate of ten percent (10%) per annum until paid.

     6.02 ADDITIONAL COMPENSATION.

      In addition to the amounts payable pursuant to Section 6.01 hereof, Owner shall pay to Manager an amount equal to fifteen percent (15%) of the gross purchase price, including all taxes, fees, and charges, of all Maritime Purchases for the Vessel during the Operating Period. This payment shall be in addition to any other payments or compensation payable pursuant to this agreement and shall be paid by Owner within seven (7) days of receipt of an invoice for said purchases by Owner. Owner shall pay interest on any amounts not paid within seven days of receipt of an invoice therefore as provided in this section, which interest shall accrue at the rate of ten percent (10%) per annum until paid.

                           ARTICLE VII

          ACCOUNTS; WORKING FUNDS; RECORDS AND REPORTS

      7.01 EXPENDITURES. Manager shall pay such amounts and at such times as are required in connection with the operation of the Vessel, including, without limitation, the following:

      (a)  the Gross Maritime Payroll of the Maritime Staff;

     (b) all other costs and expenditures incurred or made in connection with the authorized items under Section 3.08 and all other expenditures which Manager is permitted or required to make under any other provision of this Agreement;

      7.02 BOOKS AND RECORDS. Manager shall assist Owner in keeping full and adequate books of account and such other records as are necessary to reflect the results of operation of the Vessel. For this purpose, Owner agrees that it will make available to Manager all books, records and invoices pertaining to the maritime aspects of the Vessel and any Major Capital Improvements.

     7.03 OWNER'S RIGHTS TO INSPECTION AND REVIEW. Manager shall keep full and adequate books of account and such other records as are necessary to evidence Manager's performance of services hereunder. Manager shall accord to Owner, its accountants, attorneys and agents, the right to enter its offices at all reasonable times during the term of this Agreement for the purpose of examining or inspecting Manager's offices or examining and making extracts of the financial books and records relating to the Vessel or for any other purpose which the Owner, in its reasonable discretion, shall deem necessary or advisable, but same shall be done without disruption to the operation and business of Manager's offices.

                          ARTICLE VIII

                       TERMINATION RIGHTS

      8.01 TERMINATION BY OWNER. If any one of the following events shall occur:

     (a) if Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such failure shall continue for a period of 30 days after notice thereof by Owner to Manager;

     (b) if Manager declares bankruptcy or is deemed insolvent by a court of competent jurisdiction;

     (c) if a right of termination on the part of Owner shall have arisen under Section 10.01, and Owner determines that Maritime staff is no longer needed; and

     (d) if the Vessel cannot cruise as a result of Manager's failure to staff the Vessel to United States Coast Guard specifications and such failure shall continue for a period of 15 days.

     then Owner shall have the right to terminate this Agreement upon 30 days written notice to Manager.

     8.02 TERMINATION BY MANAGER. If any of the following events shall occur:

     (a) the Owner shall fail to keep, observe or perform any other material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of 30 days after notice thereof by Manager to the Owner; or

     (b) if Owner fails to obtain, for any reason, all approvals and licenses necessary for it to conduct gaming activities on the Vessel; or if gaming is otherwise be suspended for a period of 60 consecutive days;

the Manager shall have the right to terminate this Agreement upon 30 days written notice to Owner.

      8.03 CURING DEFAULTS. Any default or failure by Manager under clause (a) of Section 8.01, or by Owner under clause (a) of
Section 8.02, as the case may be, which is susceptible of being cured shall not constitute a basis of termination if the nature of such default shall not permit it to be cured within the grace period allotted, provided that within such grace period either Manager or Owner shall have commenced to cure such default and shall proceed to complete the same with reasonable diligence.

      8.04 EFFECT OF TERMINATION. The termination of this Agreement under the provisions of this Article VIII shall not affect the rights of the terminating party with respect to any damages it has suffered as a result of any breach of this Agreement, nor shall it affect the rights of either party with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination.

     8.05 REMEDIES CUMULATIVE. Neither the right of termination, nor the right to sue for damages, nor any other remedy available to either party hereunder shall be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity.

                           ARTICLE IX

                           ASSIGNMENTS

      9.01 ASSIGNMENTS. Manager or Owner shall not assign this Agreement without the prior written consent of the party hereto. It is understood and agreed that any consent granted by the Owner to any assignment under this Subsection 9. 01 shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

      9.02 SUCCESSOR AND ASSIGNS.  Subject to the foregoing, this
Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

      9.03 REMEDIES. Any assignment by either party of this Agreement in violation of the provisions of this Article IX shall be null and void. In addition to any other remedies available to the parties, the provisions of this Article IX shall be enforceable by injunctive proceeding or by a suit for specific performance.

                            ARTICLE X

                      DAMAGE OR DESTRUCTION

      10.01 DAMAGE OR DESTRUCTION. If the Vessel shall be damaged by fire or other casualty, then Owner, by written notice to Manager given within 60 days after the occurrence of such event, shall have the right to terminate this Agreement if Owner does not elect to rebuild or substitute another Vessel, and neither party shall have any further obligation to the other party hereunder, except with respect to liability accruing, or based upon events occurring, prior to the effective date of such termination.

      10.02     REINSTATEMENT.  If following a termination  under
Section 10.01 above, Owner shall decide, notwithstanding its previous determination, to substitute another Vessel, then the Manager may at its option elect to continue this agreement for the remainder of the term hereof, which term shall automatically be extended by the number of full years, plus one full year for any partial year, elapsing between the date of termination and the date of such reinstatement.

                           ARTICLE XI

                       LICENSE PROTECTION

      11.01 MARITIME LICENSE. If at any time actions or proposed actions, by Owner are contrary to established U.S. Coast Guard regulations, rules or guidelines and such action, in reasonable opinion of Manager jeopardizes any maritime license held by Manager, then Manager may, but shall not be required to terminate this agreement.

                           ARTICLE XII

                       GENERAL PROVISIONS

     12.01     INDEMNITIES.

      12.01.1 MUTUAL INDEMNIFICATION. Owner and Manager shall mutually indemnify and hold each other harmless from and against any and all Claims which Owner or Manager may suffer, sustain or incur arising from, or based upon the other party's negligence.

     12.01.2 INDEMNIFIED PARTIES. The indemnities contained in this Section 12.02 shall run to the benefit of both Manager and Owner and their respective Affiliates and the directors, officers, partners and employees of Manager and Owner and their respective Affiliates.

      12.02 NOTICES. Except as otherwise provided in this Agreement, all notices, demands, consents, reports and other communications (herein collectively, the "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing, addressed to the party to be so notified as follows:

     If to Owner:       Showboat Marina Casino Partnership
                        _____________________________
                        _____________________________
                        Attention: __________________

     If to Manager:     Riverboat Services, Inc.
                        _____________________________
                        _____________________________
                        Attention: __________________

     With Copies to:    Smith Martin
                        700 Camp Street
                        New Orleans, Louisiana 70130
                        Attention:  James E. Smith, Jr.
                        (504) 525-0134
                        (504) 525-0163 Fax

      Notices may be mailed by United States registered or certified mail, return receipt request, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office. If so mailed, then such Notice shall be deemed to have been received by the addressee on the third day following the date of such mailing. Such Notices may also be delivered by hand, or by special courier, if receipted for.

       12.03 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall be construed to be or create a partnership or joint venture between the Owner, its successors or assigns, on the one part, and Manager, its successors and assigns, on the other part.

      12.04      AMENDMENT.   This Agreement  cannot  be  amended
except by another agreement in writing signed by the parties to this Agreement, or their duly authorized agents.

      12.05      UNDERSTANDINGS AND AGREEMENTS.   This  Agreement
constitutes   all  of  the  understandings  and   agreements   of
whatsoever nature or kind existing between the parties with respect to Manager's management of the Vessel.

      12.06      HEADINGS.   The  Article  and  Section  headings
contained herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

      12.07 SURVIVAL OF COVENANTS. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

      12.08 THIRD PARTIES. None of the obligations hereunder of either party shall run to or be enforceable by any party other than the parties to this Agreement or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

     12.9 WAIVERS. No failure by Manager or Owner to insist upon the strict performances of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other than existing or subsequent breach thereof.

       12.10      PARTIAL  INVALIDITY.   Any  provision  of  this
Agreement prohibited by law or by court decree in any locality or state shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this

Agreement, or without invalidating or affecting the provisions of this Agreement within the states or localities where not prohibited or otherwise invalidated by law or by court decree. Further, in the event that any provision of this Agreement shall be held unenforceable by virtue of its scope, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it enforceable under the laws of the jurisdiction in which enforcement is sought.

      12.11 FORCE MAJEURE. If by reason of war, riots, civil commotion, labor disputes, strikes, lockouts, inability to obtain labor or materials, fire or other acts or elements, accidents, government restrictions or appropriation or other causes, whether like or unlike the foregoing, beyond the control of a party hereto, such party is unable to perform in whole or in part its obligations under this Agreement, then in such event such party shall be relieved of those obligations to the extent it is so unable to perform, and such inability to perform, so caused, shall not make such party liable to the other. The provisions of this Section 12.12 shall not be applicable to Section 7.02 or to
Article X.

     12.12 APPLICABLE LAW. This Agreement shall be construed and interpreted, and be governed by, the laws of the State of Indiana.

Compliance with Indiana Gambing Statute and the Commission's Rules. Manager hereby agrees to acquaint themselves with and fully comply with the requirements, terms, conditions, prohibitions and obligations of the Indiana Gaming Statute and the Rules of the Indiana Gaming Commission as they may apply to them.

Manager is fully aware and acknowledges that: The Indiana Gaming Commission reserves the right to disapprove and cancel any contract or transaction that does not comply with the Indiana Gaming Statute or the Commission's rules or that does not maintain the integrity of the industry.

Manager will fully cooperate with and voluntarily comply with all requests and inquiries from the Indiana Gaming Commission or its staff that relate, directly or indirectly, to this Agreement.

This  Agreement  may be disapproved or canceled  by  the  Indiana
Gaming Commission.

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.


                              Showboat Marina Casino Partnership


                              /s/ J. Keith Wallace
                              By:   J. Keith Wallace
                              Title: CEO/Authorized Signator


                              Riverboat Services, Inc.


                              /s/ Robert Heitmeier
                              By:   Robert Heitmeier
                                    President

                       FIRST AMENDMENT TO
              MARINE MANAGEMENT SERVICES AGREEMENT


     This First Amendment to Marine Management Services Agreement dated October 28, 1996, between Showboat Marina, Inc., and
Indiana corporation ("Owner") and Riverboat Services, Inc., an
Indiana corporation ("Manager") is entered into as of this 3rd day of November, 1997.

     WHEREAS, Owner and Manager have executed a Marine Management
Services Agreement dated October 28, 1996 (the "Agreement") for the purpose of operating a vessel in East Chicago, Indiana; and

     WHEREAS, Section 12.04 of the Agreement provided for the amendment of the Agreement; and

     WHEREAS, Owner and Manager desire to supplement and amend the Agreement as hereinafter provided.

     NOW THEREFORE, in consideration for the mutual benefit of the parties hereto the Agreement is hereby supplemented and amended as follows:

SECTION 1

     Article I of the Agreement is hereby supplemented and amended by adding the following definition:

          "Agreement" shall mean the Marine Services Management
          Agreement between Owner and Manager dated
          October 28, 1996 as may be supplemented and amended from time to time.

SECTION 2

     Section 2.01 of the Agreement is hereby amended to read as follows:

          2.01 THE TERM. The Initial Term of this Agreement shall begin upon the date the Vessel is staffed with the Maritime Staff and shall expire five (5) years from said date, subject to Manager's renewal option under
          Section 2.02, or earlier termination as provided hereafter.

SECTION 3

     Section 2.02 of the Agreement is amended to read as follows:

          2.02 RENEWAL TERMS. Manager shall have the right to extend the term of this Agreement for two successive periods of five (5) years each, (the "Renewal Term") upon the same terms and conditions as are herein contained. Manager may exercise its rights of renewal by written notice to Owner given, with respect to the first Renewal Term, not later than ninety (90) days prior to the end of the Initial Term, and may exercise the second Renewal Term rights by written notice to Owner given not later than ninety (90) days prior to the end of the prior Renewal Term. The phrase "term of this Agreement", as used herein, shall man the Initial Term and any Renewal Term then in effect under this
          Section 2.02.

SECTION 4

     Section 3.07 of the Agreement is hereby amended to read as follows:

          Section 3.07 PURCHASING OF GOODS AND SERVICES. Manager shall make all purchases, and on behalf of Owner, enter into all Agreements and Service Contracts, with regard to the Vessel. The obligation for the payment for all such purchases, agreements, and service contracts shall be exclusively that of the Owner even if such purchase is at the direction of the Manager.

SECTION 5

     Article VI of the Agreement is hereby amended to read as follows:

          6.01 MANAGEMENT FEE.  In consideration of
          Manager's services during the Operating Period, Owner shall pay to Manager a Management Fee of Sixty Thousand ($60,000) dollars per month, due and payable on the first day of each month. If the Management Fee is not paid within seven days of its becoming due, interest on the unpaid amount shall accrue at the rate of ten percent (10%) per annum until paid.

SECTION 6

     The terms of this First Amendment to the Agreement are effective on the date hereof. All other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.

                            Owner:

                            SHOWBOAT MARINA, INC.

                            By:/s/ J. Keith Wallace
                               J. Keith Wallace
                            Title: President & CEO


                            Manager:

                            RIVERBOAT SERVICES, INC.

                            /s/ Robert D. Heitmeier
                            By: Robert D. Heitmeier, President